                                                                    Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Wireless Telecom Group, Inc. (the
"Company") on Form 10-Q for the quarter ending March 31, 2006 as filed with the
Securities and Exchange Commission on the date hereof (the "Periodic Report"),
I, Paul Genova, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the
Sarbanes-Oxley Act of 2002, that:

      (1) The Periodic Report fully complies with the requirements of section
13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and result of operations of the
Company.

                                             /s/ Paul Genova
                                             ---------------
                                             Paul Genova
                                             President, Chief Financial Officer
                                             May 12, 2006

The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.